EXHIBIT 99.1

Contacts:

Scott M. Tsujita (Investors) Hypercom Corporation 480.642.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 480.642.5383 pschuddekopf@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Reports First Quarter 2010 Results

•	Q1 revenue of $98.8 million, up 19.3% from Q1 2009

•	Operating income of $3.4 million, Adjusted EBITDA of $8.3 million

•	Non-GAAP diluted EPS from continuing operations of $0.06

•	Repaid $3.0 million of outstanding long-term debt in April

SCOTTSDALE, Ariz., May 5, 2010 – Hypercom Corporation (NYSE: HYC), the high security electronic payment and digital transactions solutions provider, today announced financial results for the first quarter ended March 31, 2010.

Net revenue for the three months ended March 31, 2010 was $98.8 million, up 19.3% compared to $82.8 million in the first quarter of 2009, primarily due to strong European and Asia-Pacific growth. The Americas region was down compared to the prior year period due to the mid-2009 decision to exit a low margin services contract in Brazil. First quarter 2010 net revenue declined sequentially 15.9% compared to net revenue of $117.4 million in the fourth quarter of 2009.  This decrease was due to normal sales seasonality.

“We are pleased with the first quarter results both from a top-line and profitability perspective.  We are making solid overall progress in expanding our business with existing customers, winning significant new business with our market-leading security products, software and services, and we are moving forward with confidence,” said Philippe Tartavull, Chief Executive Officer and President.

Gross profit for the three months ended March 31, 2010 increased to $34.7 million or 35.2% of net revenue from $24.2 million or 29.3% of net revenue in the first quarter of 2009.  Gross margin for the three months ended March 31, 2010 included 37.0% product gross margin and 32.4% service gross margin, compared to 32.8% and 23.9% in the first quarter of 2009 and 34.1% and 24.7% in the fourth quarter of 2009.  Gross profit and gross margin increased compared to the prior year primarily due to significantly higher sales volume that reflected improved economic conditions, favorable product and geographic mix, and continued contract manufacturing cost improvements.  Year-over-year first quarter gross profit and gross margin also increased due to a higher service margin that resulted from efficiency improvements and favorable mix. First quarter 2010 gross profit sequentially declined $2.1 million from $36.8 million in the fourth quarter of 2009. The decrease relates to lower revenue volume due to sales seasonality.  Despite the sequential decrease in gross profit, gross margin sequentially increased from 31.3% to 35.2% as a result of a favorable product and geographic mix, contract manufacturing cost improvements and service cost improvements.

Non-GAAP gross profit for the three months ended March 31, 2010 was $35.7 million or 36.1% of net revenue, compared to $25.0 million or 30.2% of net revenue in the first quarter of 2009, and $38.1 million or 32.4% of net revenue in the fourth quarter of 2009. The non-GAAP gross profit excludes restructuring costs, amortization of purchased intangibles and stock-based compensation. Non-GAAP gross profit for the three months ended March 31, 2010 included 37.2% product gross margin and 32.9% service gross, versus 33.0% and 23.9% in the prior year period, and 34.1% and 26.6% in the fourth quarter of 2009.

Operating expenses for the three months ended March 31, 2010 were $31.3 million or 31.7% of net revenue, compared to $30.6 million or 37.0% of net revenue in first quarter of 2009 and $33.8 million or 28.8% of net revenue in the fourth quarter of 2009. The year-over-year increase in operating expense was primarily related to higher R&D and general and administrative expenses, offset by lower selling expense and a $0.7 million gain on a sale of assets to Phoenix Managed Networks LLC.  The sequential quarter decrease in operating expenses is related to decreases in R&D, selling, and general and administrative expenses and a $0.7 million gain on a sale of assets in the first quarter of 2010.

Non-GAAP operating expenses for the three months ended March 31, 2010 were $30.0 million or 30.4% of net revenue, compared to $28.4 million or 34.3% for the same period in 2009 and $31.7 million or 27.0% of net revenue in the fourth quarter of 2009.

Operating income for the three months ended March 31, 2010 was $3.4 million, compared to an operating loss of $6.4 million in first quarter 2009 and operating income of $2.9 million in the fourth quarter of 2009.  Adjusted EBITDA for the three months ended March 31, 2010 was $8.3 million, versus Adjusted EBITDA of $(0.9) million in the same quarter of 2009 and $9.2 million in the fourth quarter of 2009.

Net income for the three months ended March 31, 2010 was $0.4 million or $0.01 per diluted share, versus a net loss of $9.9 million or $(0.19) per diluted share in the first quarter of 2009 and net income of $0.6 million or $0.01 per diluted share in the fourth quarter of 2009. Non-GAAP income before discontinued operations for the three months ended March 31, 2010 was $3.4 million or $0.06 per diluted share, compared to a loss of $6.2 million or $(0.12) per diluted share for the same period in 2009 and income of $6.0 million or $0.11 per diluted share in the fourth quarter of 2009.

Cash decreased $8.3 million from $55.0 million at December 31, 2009 to $46.7 million at the end of March 31, 2010.  The cash decrease is primarily related to an increase of inventory in Brazil in anticipation of forecasted future sales.  Subsequent to March 31, 2010, the Company repaid $3.0 million of outstanding long term debt.

First Quarter Earnings Call

Hypercom Corporation (NYSE: HYC) has scheduled its conference call to discuss first quarter 2010 results for Wednesday, May 5 at 4:30pm ET.  The call will be simultaneously webcast.

The dial in number is 800.299.6183 for North American callers and 617.801.9713 for international callers.  For access to the call, participants will be required to identify the participant passcode: 56451552.

To access the audio webcast, please go to Hypercom’s website, http://ir.hypercom.com, at least two minutes prior to the call to register.

A replay of the conference call can be accessed approximately one hour after the conclusion of the live call and will be available until June 6, 2010.  The replay number for North America is 888.286.8010.  The number for international callers is 617.801.6888.  The passcode is 62823854.  A replay of the call can also be accessed in the “audio archive” section of http://ir.hypercom.com, where it will remain until the next results release.

About Hypercom (www.hypercom.com)

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products, software solutions and services. The Company's solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, petroleum, healthcare, prepaid, self-service and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits. Hypercom is a founding member of the Secure POS Vendor Alliance (SPVA) and is the second largest provider of electronic payment solutions and services in Western Europe and third largest provider globally.

Non-GAAP Supplemental Information

The non-GAAP information and schedules included with this press release should be read in conjunction with our audited consolidated financial statements and notes thereto appearing in our most recent Form 10-K. It should also be read in conjunction with our unaudited consolidated financial statements and notes thereto appearing in our Form 10-Q as of and for the three months ended March 31, 2010, which we intend to file with the SEC on or prior to May 10, 2010.

Hypercom provides non-GAAP supplemental information in this press release which excludes items such as restructuring costs, income taxes, goodwill and other impairments, stock-based compensation, amortization, foreign currency gains and losses. and non-cash amortization for discount on warrants issued for long-term debt  and related tax effects of such transactions and are provided to facilitate meaningful period-to-period comparisons of underlying operational performance. These non-GAAP measurements are used for internal management assessments because such measures provide additional insight into ongoing financial performance. We believe that the presentation of non-GAAP financial information may be useful to investors and analysts for many of the same reasons that management finds these measures useful.

Non-GAAP financial measures exclude many significant items that are also important to understanding and assessing our financial performance. Additionally, in evaluating alternative measures of operating performance, it is important to understand that there are no standards for these calculations. Accordingly, the lack of standards can result in subjective determinations by management about which items may be excluded from the calculations, as well as the potential for inconsistencies between different companies that have similarly titled alternative measures. Accordingly, our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

Pursuant to Regulation G, a reconciliation of GAAP and non-GAAP measures presented in this press release is provided at the end of this press release.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements that are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "estimate," "will," "intend," "project," and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom's anticipated financial performance; projections regarding future revenue, gross margins, operating expenses, product and service margins, net income, cash flows, and gains or losses from discontinued operations; the timing, performance, certifications, and market acceptance of new products; the benefits realized from the utilization of contract manufacturers of the Company's products; and the development and success of broader distribution channels. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the severity and duration of the current economic and financial conditions; the state of the electronic payments industry and competition within the industry; the level of demand and performance of the major industries we serve, including but not limited to the banking sector; the commercial feasibility and acceptance of new products, services and market development initiatives; our ability to successfully penetrate the vertical and geographic markets that we have targeted; our ability to improve our cost structure, including reducing our product and operating costs; our ability to develop more recurring revenue streams; our ability to successfully manage our contract manufacturers and our transition to a joint development manufacturing model, including the impact on inventories; our ability to allocate research and development resources to new product and service offerings; our ability to remain compliant with and provide transaction security as required by relevant industry standards and government regulations; our ability to increase market share and our competitive strength; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the sufficiency of reserves for assets and obligations exposed to revaluation; our ability to successfully expand our business and increase revenue; our ability to integrate and obtain expected results and benefits from future acquisitions; our ability to effectively manage our exposure to foreign currency exchange rate fluctuations; our ability to sustain our current income tax structure; the impact of current and future litigation matters on our business; our ability to fund our projected liquidity needs and pay down outstanding debt obligations from cash flow from operations and our current cash reserves; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.
The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom's most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom's results of operations for the three months ended March 31, 2010 are not necessarily indicative of Hypercom's operating results for any future periods. Any forward looking statements or projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such forward looking statements or projections and the factors influencing them will likely change, Hypercom is under no obligation, nor do we intend to, update this information, since Hypercom will only provide guidance at certain points, if at all during the year. Such information speaks only as of the date of this press release.

Hypercom does not endorse any projections regarding its future performance that may be made by third parties.

Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.  HYCF

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(Amounts in thousands)	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$46,708	$55,041
Accounts receivable, net	82,107	86,031
Current portion of net investment in sales-type leases	4,626	5,235
Inventories	34,442	29,363
Prepaid expenses and other current assets	5,384	5,345
Deferred income taxes	1,383	1,311
Prepaid taxes	4,752	3,510
Assets held for sale	6,000	5,241
Total current assets	185,402	191,077
Property, plant and equipment, net	22,427	24,304
Net investment in sales-type leases	5,326	5,046
Intangible assets, net	46,296	49,579
Goodwill	27,312	28,536
Other long-term assets	8,410	8,346
Total assets	$295,173	$306,888

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,800	$52,355
Accrued payroll and related expenses	16,295	16,152
Accrued sales and other taxes	6,512	8,116
Product warranty liabilities	4,997	5,444
Restructuring liabilities	7,021	8,265
Accrued other liabilities	20,568	20,677
Deferred revenue	12,102	11,559
Deferred tax liability	23	22
Income taxes payable	6,691	6,568
Liabilities held for sale	1,528	1,244
Total current liabilities	121,537	130,402
Long-term debt	58,751	56,076
Deferred tax liabilities, net	14,542	14,902
Other long-term liabilities	13,869	14,612
Total liabilities	208,699	215,992
Stockholders' equity	86,474	90,896
Total liabilities and stockholders' equity	$295,173	$306,888

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
(Amounts in thousands, except per share data)	2010	2009
Net revenue:
Products	$74,119	$57,822
Services	24,636	24,972
Total net revenue	98,755	82,794
Costs of revenue:
Products	46,684	38,867
Services	16,647	19,011
Amortization of purchased intangible assets	704	675
Total costs of revenue	64,035	58,553
Gross profit	34,720	24,241
Operating expenses:
Research and development	12,112	10,789
Selling, general and administrative	18,299	18,378
Amortization of purchased intangible assets	1,540	1,429
Gain on sale of assets	(674)	—
Total operating expenses	31,277	30,596
Operating income (loss)	3,443	(6,355)
Interest income	196	77
Interest expense	(2,786)	(2,450)
Foreign currency loss	(545)	(697)
Other income (loss)	(13)	12
Income (loss) before income taxes and
discontinued operations	295	(9,413)
Provision for income taxes	(18)	(441)
Income (loss) before discontinued operations	277	(9,854)
Income (loss) from discontinued operations	98	(71)
Net income (loss)	$375	$(9,925)

Basic and diluted loss per share:
Income (loss) before discontinued operations	$0.01	$(0.18)
Income (loss) from discontinued operations	—	(0.01)
Basic and diluted income (loss) per share	$0.01	$(0.19)

Weighted average shares used to calculate income (loss) per share:
Basic	53,696,317	53,402,973
Diluted	54,853,276	53,402,973

HYPERCOM CORPORATION
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 30,
(Amounts in thousands)	2010	2009

Cash flows from continuing operations:
Net income (loss) from continuing operations	$277	$(9,854)
Adjustments to reconcile net income (loss)
from continuing operations to net cash
provided by operating activities:
Depreciation and amortization	2,621	2,485
Amortization of purchased intangibles	2,244	2,104
Interest conversion to debt	1,708	1,615
Amortization of debt issuance costs	32	32
Amortization of discount on notes payable	967	703
Provision for doubtful accounts	55	1,324
Provision for excess and obsolete inventory	682	375
Provision for warranty and other product charges	895	1,138
Deferred income tax provision	(432)	(4)
Non-cash share-based compensation	311	674
Foreign currency losses (gains)	629	(538)
Gain on sale of business	(674)	—
Other non-cash charges	16	345
Changes in operating assets and
liabilities, net	(15,286)	(3,754)
Net cash used in operating activities	(5,955)	(3,355)

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,264)	(1,257)
Cash paid for acquisitions, net of cash acquired	(1,030)	(37)
Proceeds from sale of assets	1,000
Software development costs capitalized	(10)	—
Purchase of short-term investments	—	(1,376)
Proceeds from the sale or maturity of
short-term investments	—	1,875
Net cash used in investing activities	(1,304)	(795)

Cash flows from financing activities:
Borrowing in revolving line of credit	—	7,800
Repayments of bank notes payable and other
debt instruments	—	(7,985)
Proceeds from issuance of common stock	86	54
Net cash provided by (used in) by financing activities	86	(131)
Effect of exchange rate changes on cash	(1,239)	(694)
Net decrease in cash flows from
continuing operations	(8,412)	(4,975)
Net cash provided by operating
activities — discontinued operations	79	69
Cash and cash equivalents, beginning of period	55,041	35,582
Cash and cash equivalents, end of period	$46,708	$30,676

HYPERCOM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
(Amounts in thousands, except per share data)	2010	2009	2009

Revenue by segment:

Americas	$23,502	$25,012	$30,291

NEMEA	27,535	20,057	33,163

SEMEA	35,457	27,834	39,466

Asia-Pacific	12,261	9,891	14,453

Total net revenue	$98,755	$82,794	$117,373

	Three Months Ended March 31,		Three Months Ended December 31,
	2010	2009	2009

GAAP income (loss) before discontinued operations	$277	$(9,854)	$1,146

Restructuring charges included in:

Costs of product revenue	118	38	—

Costs of service revenue	110	16	512

Operating expenses	85	136	206

Stock-based compensation included in:

Costs of product revenue	9	69	37

Operating expenses	302	605	270

Amortization of purchased intangibles included in:

Costs of revenue	704	675	750

Operating expenses	1,540	1,429	1,638

Gain on sale of assets:

Gain on sale of assets included in operating expenses	(674)	—	—

Non-cash amortization for discount on warrants issued for long-term debt:

Non-operating expense	967	703	1,463

Non-GAAP income (loss) before discontinued operations	$3,438	$(6,183)	$6,022

Non-GAAP diluted income (loss) per share before discontinued operations	$0.06	$(0.12)	$0.11

	Three Months Ended March 31,		Three Months Ended December 31,
	2010	2009	2009

GAAP operating income (loss)	$3,443	$(6,355)	$2,915

Restructuring charges	313	190	718

Stock-based compensation	311	674	307

Amortization of purchased intangibles	2,244	2,104	2,388

Gain on sale of assets	(674)	—	—

Non-GAAP operating income (loss)	$5,637	$(3,387)	$6,328

HYPERCOM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Cont.)
(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
(Amounts in thousands, except per share data)	2010	2009	2009

Product revenue	$74,119	$57,822	$90,851

Service revenue	24,636	24,972	26,522

Total net revenue	$98,755	$82,794	$117,373

GAAP product gross profit	$27,435	$18,955	$30,969

Restructuring charges	118	38	—

Stock-based compensation	9	69	37

Non-GAAP product gross profit	$27,562	$19,062	$31,006

Percentage of product revenue	37.2%	33.0%	34.1%

GAAP service gross profit	$7,989	$5,961	$6,542

Restructuring charges	110	16	512

Non-GAAP service gross profit	$8,099	$5,977	$7,054

Percentage of service revenue	32.9%	23.9%	26.6%

GAAP gross profit	$34,720	$24,241	$36,761

Restructuring charges	228	54	512

Stock-based compensation	9	69	37

Amortization of purchased intangibles	704	675	750

Non-GAAP gross profit	$35,661	$25,039	$38,060

Percentage of total net revenue	36.1%	30.2%	32.4%

	Three Months Ended March 31,		Three Months Ended December 31,
	2010	2009	2009

GAAP operating expenses	$31,277	$30,596	$33,846

Restructuring charges	(85)	(136)	(206)

Stock-based compensation	(302)	(605)	(270)

Amortization of purchased intangibles	(1,540)	(1,429)	(1,638)

Gain on sale of assets	674	—	—

Non-GAAP operating expenses	$30,024	$28,426	$31,732

	Three Months Ended March 31,		Three Months Ended December 31,
	2010	2009	2009

Operating income (loss)	$3,443	$(6,355)	$2,915

Depreciation and amortization	4,865	4,589	5,238

Restructuring charges	313	190	718

Stock-based compensation	311	674	307

Gain on sale of assets	(674)	—	—

Adjusted EBITDA	$8,258	$(902)	$9,178